Issuer Free Writing Prospectus

February 12, 2014

Filed Pursuant to Rule 433

Registration No. 333-192517

5,900,000 Shares

Issuer:	Paragon Shipping Inc.

NASDAQ symbol:	PRGN

Shares offered:	5,900,000 shares

Underwriters’ option:	885,000 shares

Price per share to the public:	$6.25

Pricing date:	February 12, 2014

Closing date:	On or about February 18, 2014

CUSIP:	69913R408

Underwriters:	Jefferies LLC is acting as sole book-running manager for the offering. Maxim Group LLC is acting as lead manager of the offering.

A REGISTRATION STATEMENT, INCLUDING THE PRELIMINARY PROSPECTUS, RELATING TO THE SHARES OF COMMON STOCK BEING ISSUED IN THE OFFERING HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). A FINAL PROSPECTUS RELATING TO THE OFFERING WILL BE FILED WITH THE SEC. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, COPIES OF THE FINAL PROSPECTUS AND THE RELATED PROSPECTUSES, WHEN AVAILABLE, MAY BE OBTAINED FROM JEFFERIES LLC AT 520 MADISON AVENUE, 12TH FLOOR, NEW YORK, NY 10022, ATTN: PROSPECTUS DEPARTMENT, OR BY EMAIL TO PROSPECTUS_DEPARTMENT@JEFFERIES.COM. THIS TERM SHEET SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF, THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.